Exhibit 7(b)

FIRST AMENDMENT TO THE

AUTOMATIC COINSURANCE AGREEMENT

BETWEEN

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

AND

PRUCO REINSURANCE LTD.

This first amendment to the Automatic Coinsurance Agreement (the “Agreement”) effective as of June 16, 2008 between Prudential Retirement Insurance and Annuity Company (“PRIAC”), a Connecticut corporation, and Pruco Reinsurance Ltd. (“Pruco Re”), a Bermuda corporation, is made and entered into as of September 1, 2009.

WHEREAS, under the Agreement, Pruco Re agreed to reinsure certain guaranteed withdrawal benefits related to PRIAC’s IncomeFlex annuity product, now called IncomeFlex Select; and

WHEREAS, PRIAC has developed a new version of IncomeFlex called IncomeFlex Target; and

WHEREAS, PRIAC now intends to extend the reinsurance coverage under the Agreement to include the guaranteed withdrawal benefit provided through the IncomeFlex Target rider; and

WHEREAS, IncomeFlex Target (but not IncomeFlex Select) will be made available to Internal Revenue Code Section 403(b) arrangements;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Article I., Section 2. shall be deleted in its entirety and replaced with the following:

Coverages. The IncomeFlex benefit is provided through either a rider or certificate, as described in this paragraph. The IncomeFlex rider may be attached to any group deferred annuity contract written by the Reinsured that funds one of the following: a pension or profit sharing plan qualified under Internal Revenue Code Section 401(a), a tax-deferred annuity program subject to Internal Revenue Code Section 403(b), or an eligible government-sponsored deferred compensation program as described in Internal Revenue Code Section 457. The IncomeFlex rider makes available the option to purchase the IncomeFlex benefit to all participants in the plan or program who meet any specific age requirements. The Incomeflex certificate relates to the purchase by an individual, either by a direct purchase or pursuant to a conversion privilege set forth in the IncomeFlex rider, of an interest in a group deferred annuity contract that is part of a direct rollover of assets to a custodial account established as an individual retirement account. Reinsurance under this Agreement will be provided for the IncomeFlex Contracts specified in Schedule A while such Contracts are in effect on their associated group annuity contracts.

2.	Schedule A to the Agreement shall be deleted in its entirety and replaced with the following:

SCHEDULE A

Business Reinsured

1.	Form Name and Type	Form Number
	IncomeFlex Select (In-Plan Guaranteed Withdrawal Rider)	GA-2020-IFGW2-0805 (and state-specific variants)

	IncomeFlex Select New York In-Plan Certificate	ALC-2020-IFGW2-0805-REV-NY

	IncomeFlex Target (In-Plan Guaranteed Withdrawal Rider)	GA-2020-TGWB4-0805 (and state-specific variants)

	IncomeFlex Target New York In-Plan Certificate	ALC-2020-TGWB4-0805-NY

	IncomeFlex Target (403(b) version) (In-Plan Guaranteed Withdrawal Rider)	GA-2060-TGWB-0805 (and state-specific variants)

	IncomeFlex Target (403(b) Version) (In-Plan Certificate)	ALC-2060-TGWB-0805 (and state-specific variants)

	IncomeFlex Select (Rollover Master Contract)	DC-408-IFGW-2006

	IncomeFlex Select (Rollover Certificate)	ALC-408-IFGW-2006 (and state-specific variants)

	IncomeFlex Target (Rollover Master Contract)	DC-408-TGWB-2009

	IncomeFlex Target (Rollover Certificate)	ALC-408-TGWB-2009 (and state-specific variants)

2.	Claims arising under the Contracts are equal to the remaining Contract benefits provided by the IncomeFlex riders and IncomeFlex individual certificates after guaranteed withdrawals have reduced an individual’s Contract account value to zero.

3.	Prototypes of the IncomeFlex rider, rollover contract, and rollover certificate, are attached.

3.	This Amendment does not alter, amend or modify the Agreement other than as set forth herein, and is otherwise subject to all the terms and conditions of the Agreement together with all amendments and supplements thereto. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY At Hartford, Connecticut

Executed On:

Signature:

By:

Title:

PRUCO REINSURANCE LTD. At Hamilton, Bermuda

Executed On:	23 Dec 2009

Signature:	/s/ HEATHER OAKLEY

By:	HEATHER OAKLEY

Title:	DIRECTOR

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY At Hartford, Connecticut

Executed On:	December 23, 2009

Signature:	/s/ Robert McLaughlin

By:	Robert McLaughlin

Title:	Vice President

PRUCO REINSURANCE LTD. At Hamilton, Bermuda

Executed On:

Signature:

By:

Title: